CORPORATE CAPITAL TRUST II N-2/A

Exhibit (g)(2)

INVESTMENT SUB-ADVISORY AGREEMENT
AMONG
CNL FUND ADVISORS II, LLC,
KKR CREDIT ADVISORS (US) LLC
AND

CORPORATE CAPITAL TRUST II (for the limited purposes set forth herein)

This Investment Sub-Advisory Agreement (this “Agreement”) is made this _______day of ________ 2015, by and among CNL FUND ADVISORS II, LLC, a Delaware limited liability company (the “Adviser”), KKR CREDIT ADVISORS (US) LLC (formerly known as KKR ASSET MANAGEMENT LLC), a Delaware limited liability company (the “Sub-Adviser”) and CORPORATE CAPITAL TRUST II, a Delaware statutory trust (the “Company”), with respect to its rights and obligations set forth in Sections 2(f), 4, 8, 9, 10, 11 and 21 herein.

WHEREAS, the Adviser has been retained to serve as the investment adviser to the Company, a newly organized, non-diversified, closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”), pursuant to an Investment Advisory Agreement dated _________, 2015 (the “Advisory Agreement”), in the form attached hereto as Exhibit A;

WHEREAS, the Adviser and the Sub-Adviser are investment advisers that are registered under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”);

WHEREAS, Section 1(e) of the Advisory Agreement permits the Adviser to enter into one or more sub-advisory agreements pursuant to which the Adviser may obtain the services of other investment advisers, as sub-advisers, to assist the Adviser in fulfilling its duties thereunder, in accordance with the requirements of the 1940 Act and other applicable federal and state law;

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in fulfilling certain of its obligations under the Advisory Agreement; and

WHEREAS, the Sub-Adviser is willing to assist the Adviser in the manner and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Adviser and the Sub-Adviser hereby agree as follows:

1.

Duties of the Sub-Adviser.

(a)

Retention of Sub-Adviser. The Adviser hereby retains the Sub-Adviser to assist the Adviser in managing the investment and reinvestment of the assets of the Company, subject to the supervision of the Adviser and the board of trustees of the Company (the “Board of Trustees”), upon the terms herein set forth:

(i)

in accordance with the investment objective, policies and restrictions that are set forth in the Company’s Registration Statement on Form N-2 as declared effective by the Securities and Exchange Commission (the “SEC”), as amended or superseded from time to time (the “Registration Statement”); and

(ii)

in accordance with applicable federal and state laws, rules and regulations, and the Company’s Amended and Restated Declaration of Trust, as further amended from time to time (“Declaration of Trust”).

(b)

Responsibilities of Sub-Adviser. Without limiting the generality of the foregoing, the Sub-Adviser shall, during the term and subject to the provisions of this Agreement:

(i)

determine, in conjunction with the Adviser, the composition and allocation of the Company’s portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

(ii)

identify, evaluate and negotiate the structure of the investments made by the Company, including executing transactions on behalf of the Company;

(iii)

separately or in conjunction with the Adviser, conduct due diligence on prospective portfolio companies;

(iv)

execute, close, settle trades, service and monitor the Company’s investments, including providing or otherwise making available managerial assistance to the Company’s portfolio companies if requested by the Company;

(v)

participate in the fair valuation process for portfolio investments pursuant to valuation policies and procedures approved by the Board of Trustees or a committee thereof, including making supportable recommendations of fair values to the Company for all investments for which publicly observable prices are not available;

(vi)

participate in the review of draft public financial statements and registration statements to ensure that the information presented regarding the Sub-Adviser and the portfolio investments is accurate and not misleading and to complete agreed-upon disclosure certifications;

(vii)

participate in presentations to: (a) managing dealer wholesaling personnel; (b) broker-dealer road shows; (c) educational forums; (d) due diligence review programs conducted by third-party evaluators and due diligence officers of broker-dealers; and (e) other marketing events and forums to facilitate the Company’s fund raising efforts;

(viii)

as required or otherwise permitted by the Board of Trustees, attend meetings of, and participate in presentations to, the Board of Trustees;

(ix)

provide the Adviser with such other research and related services as the Adviser may, from time to time, reasonably require for the Adviser to manage the Company; and

(x)

use commercially reasonable efforts to arrange for debt financing on the Company’s behalf as may be determined necessary by the Advisers, subject to oversight by the Company’s Chief Financial Officer and approval of the Board of Trustees.

Notwithstanding the foregoing, the Adviser shall have the right to approve the acquisition of each of the Company’s investments. In addition, joint investments or co-investments by the Company with the Adviser or its Affiliates (as defined in Section 8(a) herein), or with the Sub-Adviser or its Affiliates, will require the prior approval of the Independent Trustees (as defined in the Declaration of Trust), in each case, to the extent required by the 1940 Act and pursuant to the applicable terms of any exemptive order issued by the SEC relating to the Company. All investment decisions and approvals shall comply in all respects with the Company’s investment approval policy and to the applicable terms of any exemptive order issued by the SEC relating to the Company.

(c)

Power and Authority. To facilitate the Sub-Adviser’s performance of these responsibilities, but subject to the restrictions contained herein, the Adviser, on behalf of the Company, hereby delegates to the Sub-Adviser, and the Sub-Adviser hereby accepts, the power and authority to act on behalf of the Company to effectuate investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. If the Sub-Adviser deems it necessary or advisable to make, through a special purpose vehicle, any investment it is permitted hereunder to make on behalf of the Company, then the Sub-Adviser shall have authority, to create, or arrange for the creation of, such special purpose vehicle and to make such investment through such special purpose vehicle in accordance with applicable law and the policies and procedures as established between the Adviser and the Sub-Adviser after full consideration of the additional upfront and recurring costs and taxes, and administrative requirements related to such special purpose vehicle. The Adviser, on behalf of the Company, but subject to the restrictions contained herein, also grants to the Sub-Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Sub-Adviser reasonably deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement.

(d)

Acceptance of Appointment. The Sub-Adviser hereby agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(e)

Independent Contractor Status. The Sub-Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Adviser or the Company in any way or otherwise be deemed an agent of the Adviser or the Company.

(f)

Record Retention. Subject to review by the Adviser and the Company, the Sub-Adviser shall maintain and keep all books, accounts and other records of the Sub-Adviser that relate to activities performed by the Sub-Adviser hereunder as required under the 1940 Act, the Advisers Act and other applicable law. The Sub-Adviser agrees that all records that it maintains and keeps for the Adviser or the Company shall at all times remain the property of the Adviser and the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered to the Adviser or the Company upon the termination of this Agreement or otherwise on written request by the Company. The Sub-Adviser further agrees that the records that it maintains and keeps for the Adviser or the Company shall be preserved in the manner and for the periods prescribed by the 1940 Act, unless any such records are earlier surrendered as provided above. The Sub-Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law, subject to observance of its confidentiality obligations under this Agreement. The Sub-Adviser shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Sub-Adviser, the Adviser or the Company.

2.

Expenses.

(a)

Adviser and Company Expenses. Except as provided in this Section, the Sub-Adviser assumes no obligation with respect to, and shall not be responsible for, the expenses of the Adviser or the Company in fulfilling the Sub-Adviser’s obligations hereunder.

(b)

Sub-Adviser Personnel. During the term of this Agreement, all personnel of the Sub-Adviser, when and to the extent engaged in providing investment advisory services and managerial assistance hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services and assistance, shall be provided and paid for by the Sub-Adviser and not by the Adviser or the Company.

(c)

Reimbursement of Sub-Adviser. The Adviser shall cause the Sub-Adviser to be reimbursed by the Company or the Adviser, as appropriate, for expenses reasonably incurred by the Sub-Adviser at the request of or on behalf of the Company or the Adviser, including, without limitation, any Reimbursable O & O Expenses (as defined in the Advisory Agreement) (collectively, the “Reimbursable Sub-Adviser Expenses”), to the same extent as such expenses would be reimbursable to the Adviser pursuant to Sections 2(b) and 2(d) of the Advisory Agreement had such expenses been incurred by the Adviser. Such reimbursement shall be made in cash within 30 calendar days following the Adviser’s delivery to the Company of the Reimbursement Statement (as defined below) therefor, except to the extent the Sub-Adviser elects otherwise pursuant to Section 2(e) hereof. The Adviser hereby agrees not to amend Sections 2(b) or 2(d) of the Advisory Agreement without the prior written consent of the Sub-Adviser, which consent shall not be unreasonably withheld.

(d)

Excess Expenses. The Sub-Adviser acknowledges and agrees that, jointly and equally with the Adviser, it will be responsible for the payment of the Company’s organization and offering expenses to the extent they exceed 5.0% of the aggregate gross proceeds from the offering to which the Registration Statement relates, without recourse against or reimbursement by the Company.

(e)

Deferred Reimbursements. The Sub-Adviser shall have the right, in its sole discretion, by written instruction in accordance with this Section 2(e), to elect to waive or defer all or a portion of the reimbursement of the Reimbursable Sub-Adviser Expenses that would otherwise be paid to it. No later than three business days prior to the Adviser delivering to the Company the statement required by Section 2(d)(iii) or 2(d)(iv) of the Advisory Agreement (the “Reimbursement Statement”), the Sub-Adviser shall provide written instructions to the Adviser with respect to the Sub-Adviser’s election to waive or defer any portion of the Reimbursable Sub-Adviser Expenses. The Adviser shall include such written instructions in the Reimbursement Statement delivered to the Company and shall take all other actions necessary to cause the Company to pay such reimbursement directly to the Sub-Adviser in accordance with the Sub-Adviser’s instructions.

Any portion of the reimbursement of the Reimbursable Sub-Adviser Expenses otherwise payable to the Sub-Adviser and not paid over to the Sub-Adviser with respect to any month pursuant to a deferral election made by the Sub-Adviser under this Section 2(e) shall be so deferred without interest and may be paid on any specified later date as the Sub-Adviser may determine in its sole discretion. If the Sub-Adviser so determines to have such deferred reimbursements paid on such specified date, it shall provide the Adviser with written notice of such determination at least 30 days but no more than 60 days prior to such specified date. Upon receipt of such notice, the Adviser shall make the election on behalf of the Sub-Adviser and shall take any other actions reasonably necessary to cause the Company to pay such deferred reimbursements directly to the Sub-Adviser on such specified date.

(f)

Portfolio Company Compensation. In certain circumstances the Adviser, the Sub-Adviser, or any of their respective Affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Adviser, the Sub-Adviser, or any of their respective Affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in, or exemptions granted from, the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Adviser, the Sub-Adviser or the Company by the SEC, shall be delivered promptly to the Company. Half of any compensation retained by the Sub-Adviser, or any of its Affiliates, and not delivered to the Company pursuant to the previous sentence, shall be delivered promptly to the Adviser; likewise, half of any compensation retained by the Adviser, or any of its Affiliates, and not delivered to the Company pursuant to the previous sentence shall be delivered promptly to the Sub-Adviser.

(g)

Records of Expenses. The Sub-Adviser shall maintain and supply to the Company and the Adviser, as they may reasonably request, reasonably detailed records of all such Reimbursable Sub-Adviser Expenses.

3.

Compensation.

(a)

General. With respect to any fees (including, without limitation, the Management Fees and Incentive Fees, as such terms are defined in the Advisory Agreement) payable to the Adviser by the Company pursuant to the Advisory Agreement, the Sub-Adviser shall be entitled to receive from the Adviser 50% of any such amounts earned by the Adviser. Such amounts shall be payable monthly in arrears, or as otherwise provided for in this Section 3 or Section 11(c) hereof, and the Adviser shall pay or cause the Company to pay, as appropriate, such amounts directly to the Sub-Adviser at the same time fees are paid to the Adviser pursuant to the Advisory Agreement.

(b)

Deferred Fees. Pursuant to Section 3(c) of the Advisory Agreement, the Adviser has retained the right to elect to waive or defer all or a portion of the fees that would otherwise be paid to it. The Adviser shall not make any such elections with respect to the Sub-Adviser’s portion of such fees, without the prior written consent of the Sub-Adviser. The Adviser hereby undertakes to discuss any such election with the Sub-Adviser in advance and provide no less than five business days’ notice to the Sub-Adviser before the Adviser seeks to notify the Company of any such election. All or any part of the Adviser’s deferred fees not paid over to the Adviser with respect to any month, quarter or year shall be deferred without interest and may be paid over any specified later date, as the Adviser may determine, pursuant to written notice thereof to the Company at least 30 days but no more than 60 days prior to such specified date, and upon prior written consent of the Sub-Adviser. Upon receipt of such consent, the Adviser shall make the election on behalf of the Sub-Adviser and shall take any other actions reasonably necessary to cause the Company to pay such deferred fees directly to the Sub-Adviser on such specified date.

(c)

Originated and Primary Issuance Investments Fees. Effective beginning the month immediately following the date on which the Company meets the minimum offering requirement and continuing for a period of five (5) years while the Advisory Agreement is effective (“Period”), the Sub-Adviser shall be entitled to receive from the Adviser an acquisitions fee (“Acquisitions Fee”) of twenty five (25) basis points of Originated Investments (as defined below) and twelve and a half (12.5) basis points on Primary Issuance Investments (as defined below), which shall accrue quarterly, and be payable quarterly in arrears within forty-five (45) calendar days after the end of each quarter, or seventy-five (75) calendar days after the end of the fiscal year, up to a maximum aggregate amount during the Period of sixteen million dollars ($16,000,000.00), so long as, in each quarter that such fee is payable, the cumulative realized and unrealized gains from inception exceed the cumulative realized and unrealized losses from inception on Originated Investments and Primary Issuance Investments; provided, however, that if an Acquisitions Fee is not payable in the quarter that an Originated Investment or Primary Issuance Investment is made because the cumulative realized and unrealized losses since inception exceed the cumulative realized and unrealized gains since inception, but in a subsequent quarter the cumulative realized and unrealized gains since inception exceed the cumulative realized and unrealized losses since inception, then the fees that would have been payable with respect to such Originated Investment or Primary Issuance Investment in the prior quarter shall become payable in the subsequent quarter. Said amounts will be determined from the books and records underlying the quarterly or annual financial statements as filed with the Securities and Exchange Commission. For purposes of this section 3(c), “Originated Investments” shall mean all originated loan, bond or equity transactions sourced for the Company directly by the Sub-Adviser or any of its Affiliates and recorded under generally accepted principles as assets in the financial records. For purposes of this section 3(c), “Primary Issuance Investments” shall mean all loan, bond or equity transactions purchased (but not sourced) by the Sub-Advisor in its Direct Lending, Mezzanine or similar strategies and recorded under generally accepted principles as assets in the financial records. The total of Originated Investments and Primary Issuance Investments shall exclude all Originated Investments and Primary Issuance Investments sourced directly by the Adviser or any of its Affiliates, which have been approved and funded.

4.

Representations, Warranties and Covenants of the Sub-Adviser.

The Sub-Adviser represents and warrants that it is registered as an investment adviser under the Advisers Act on the effective date of this Agreement as set forth in Section 11 herein, and covenants that it shall maintain such registration until the expiration or termination of this Agreement. The Sub-Adviser agrees that its activities shall at all times comply in all material respects with all applicable federal and state laws governing its operations and investments. The Sub-Adviser agrees to observe and comply with applicable provisions of the code of ethics adopted by the Company pursuant to Rule 17j-1 under the 1940 Act, as such code of ethics may be amended from time to time.

5.

Broker-Dealer Selection.

The Sub-Adviser is authorized to select the brokers or dealers (collectively “Brokers”) through which to execute the purchases and sales of portfolio securities in portfolio companies. In selecting Brokers, the Sub-Adviser may give consideration to factors other than price, including, but not limited to, research services and market information. Any such services or information which the Sub-Adviser receives in connection with activities for the Company may also be used by the Sub-Adviser for the benefit of other clients and customers of the Sub-Adviser or any of its Affiliates. The Sub-Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith, taking into account factors, including without limitation, price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the Sub-Adviser’s duty to seek the best execution on behalf of the Company. The Sub-Adviser shall promptly communicate to the investment committee of the Adviser and to the officers of the Company such information relating to portfolio transactions as they may reasonably request. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

6.

Other Activities of the Sub-Adviser.

The services of the Sub-Adviser to the Adviser and the Company are not exclusive, and the Sub-Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to or different from those of the Company, and nothing in this Agreement shall limit or restrict the right of any officer, director, member (including the owner(s) of such member, and the stockholders or members of such owner(s)), officer or employee of the Sub-Adviser to engage in any other business or to devote its, his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Sub-Adviser assumes no responsibility under this Agreement other than to render the services set forth herein.

7.

Responsibility of Dual Trustees, Officers and/or Employees.

If any person who is a director, officer, stockholder or employee of the Sub-Adviser is or becomes a trustee, officer, stockholder and/or employee of the Company and acts as such in any business of the Company, then such director, officer, stockholder and/or employee of the Sub-Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a director, officer, stockholder or employee of the Sub-Adviser or under the control or direction of the Sub-Adviser, even if paid by the Sub-Adviser.

8.

Indemnification.

(a)

Indemnification. Subject to Section 8(c) and Section 9, the Sub-Adviser and its directors, officers, stockholders or members (and their stockholders or members, including the owners of their stockholders or members), agents, employees, controlling persons (as determined under the 1940 Act (“Controlling Persons”)) any other person or entity Affiliated with, or acting on behalf of, the Sub-Adviser (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) shall not be liable to either the Adviser or the Company for any action taken or omitted to be taken by the Sub-Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment sub-adviser to the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services), and (i) except with respect to any Adviser Indemnified Losses (as defined below), the Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) (each a “Proceeding”) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement or otherwise as an investment sub-adviser of the Company, in each case to the extent such Losses are not fully reimbursed by insurance and otherwise to the fullest extent such indemnification would be permitted by the Company under the Company’s Declaration of Trust, the 1940 Act, the laws of the State of Delaware and other applicable law, and (ii) the Adviser shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all Losses incurred by the Indemnified Parties in or by reason of any pending, threatened or completed Proceeding arising out of or otherwise based upon the Adviser’s nonfulfillment of, or failure to comply with, any of the Adviser’s duties or obligations under this Agreement (the “Adviser Indemnified Losses”), in each case, to the extent such Losses are not fully reimbursed by insurance and otherwise to the fullest extent such indemnification would be permitted for the Adviser under the Company’s Declaration of Trust, the 1940 Act, the laws of the State of Delaware and other applicable law. For purposes of this Agreement, “Affiliate” or “Affiliated” or any derivation thereof means with respect to any individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association (“Person”): (a) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; or (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Notwithstanding the foregoing, the Indemnified Parties will not be entitled to indemnification or be held harmless pursuant to this Section 8(a) for any activity for which the Sub-Adviser shall be required to indemnify or hold harmless the Adviser and the Company pursuant to Section 8(c). Any indemnification of the Indemnified Parties by the Adviser for Adviser Indemnified Losses may be made only out of the net assets of the Adviser and not from the equity owners of the Company.

(b)

Advancement of Funds. The Company and the Adviser, as the case may be, shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:

(i)

the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Adviser in performing its duties to the Company;

(ii)

the Indemnified Party provides the Company with written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party has met the standard of conduct necessary for indemnification by the Company;

(iii)

the legal action is initiated by a third party who is not a Company stockholder, or the legal action is initiated by a Company stockholder and a court of competent jurisdiction specifically approves such advancement; and

(iv)

the Indemnified Party undertakes in writing to repay the advanced funds to the Adviser or the Company, allocated as advanced, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is not found to be entitled to indemnification pursuant to a final, non-appealable decision of a court of competent jurisdiction.

(c)

Sub-Adviser Obligation. The Sub-Adviser shall indemnify the Adviser and the Company, and their respective Affiliates and Controlling Persons, for any Losses that the Adviser, the Company or their respective Affiliates and Controlling Persons may sustain as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

9.

Limitation on Indemnification.

Notwithstanding Section 8(a) to the contrary, nothing contained herein shall protect or be deemed to protect any of the Indemnified Parties against or entitle or be deemed to entitle any of the Indemnified Parties to indemnification in respect of, any Losses to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser’s duties or by reason of the reckless disregard of the Sub-Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

In addition, notwithstanding any of the foregoing to the contrary, the provisions of Section 8 and this Section 9 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of Section 8 and this Section 9 to the fullest extent permitted by law.

10.

Brand Usage.

The Sub-Adviser conducts its investment advisory business under, and owns all rights to, the trademark “KKR” and the “KKR” design (collectively, the “Brand”).  In connection with the Company’s (a) public filings; (b) requests for information from state and federal regulators; (c) offering materials and advertising materials; and (d) press releases, the Company may state in such materials that investment advisory services are being provided by the Sub-Adviser to the Company under the terms of this Agreement.  The Sub-Adviser hereby grants a non-exclusive, non-transferable, and non-sublicensable license to the Company for the use of the Brand solely as permitted in the foregoing sentence.  Prior to using the Brand in any manner, the Company or the Adviser, as applicable, shall submit all proposed uses to the Sub-Adviser for prior written approval.  The Adviser agrees to control the use of such Brand in accordance with the standards and policies as established between the Adviser and the Sub-Adviser.  The Sub-Adviser reserves the right to terminate this license immediately upon written notice for any reason, including if the usage is not in compliance with the standards and policies.  Notwithstanding the foregoing, the term of the license granted under this Section shall be for the term of this Agreement only, including renewals and extensions, and the right to use the Brand as provided herein shall terminate immediately upon the termination of this Agreement or the investment sub-advisory relationship between the Adviser and the Sub-Adviser.  The Company and the Adviser each agree that the Sub-Adviser is the sole owner of the Brand, and any and all goodwill in the Brand arising from the Company’s use shall inure solely to the benefit of the Sub-Adviser.  Without limiting the foregoing, this license shall have no effect on the Company’s ownership rights of the works within which the Brand shall be used.

11.

Effectiveness, Duration and Termination of Agreement.

(a)

Term and Effectiveness. This Agreement shall become effective as of the date that the Company meets the minimum offering requirement, as such term is defined in the prospectus contained in the Registration Statement as declared effective by the SEC. Once effective, this Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually by: (i) the vote of the Board of Trustees, or by the vote of a majority of the outstanding voting securities of the Company, and (ii) the vote of a majority of the Company’s Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party (“Independent Trustees”), in accordance with the requirements of the 1940 Act.

(b)

Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Adviser or the Company upon 60 days’ prior written notice to the Sub-Adviser: (A) upon the vote of a majority of the outstanding voting securities of the Company or (B) by the vote of the Independent Trustees; or (ii) by the Sub-Adviser upon not less than 120 days’ prior written notice to the Adviser and the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 202(a)(41) of the Advisers Act). The provisions of Sections 8 and 9 of this Agreement shall remain in full force and effect, and the Sub-Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

(c)

Payments to and Duties of Sub-Adviser Upon Termination.

(i)

After the termination of this Agreement, the Sub-Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Adviser within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid compensation payable to the Sub-Adviser prior to termination of this Agreement, including any deferred fees; provided, however that payment of such compensation shall be subject to the provisions of Section 3 herein.

(ii)

In the event of a termination by the Sub-Adviser pursuant to Section 11(b)(ii), above, the Sub-Adviser shall pay all direct expenses incurred as a direct result of its withdrawal up to but not exceeding $250,000.

(iii)

The Sub-Adviser shall promptly upon termination:

(a)

deliver to the Adviser or the Board of Trustees all documents of the Company then in custody of the Sub-Adviser; and

(b)

cooperate with the Adviser and the Company to provide an orderly transition of services.

12.

Proxy Voting.

The Sub-Adviser will exercise voting rights on any assets held in the portfolio securities of portfolio companies in accordance with the Sub-Adviser’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Sub-Adviser is obligated to furnish to the Adviser and the Company, in a timely manner, a record of all proxies voted in such form and format that complies with applicable federal statutes and regulations.

13.

Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at the address listed below or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.

14.

Amendments.

This Agreement may be amended by mutual written consent of the parties.

15.

Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

16.

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on both parties hereto, notwithstanding that both parties shall not have signed the same counterpart.

17.

Entire Agreement.

This Agreement contains the entire agreement of the parties and supersedes all prior understandings and arrangements with respect to the subject matter hereof.

18.

Governing Law.

Notwithstanding the place where this Agreement may be executed by any of the parties hereto and the provisions of Section 8, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act and the Advisers Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act or the Advisers Act, the latter shall control. Any references in this Agreement to a statute or provision of the 1940 Act or of the Advisers Act shall be construed to include any successor statute or provision, and any reference to any rule promulgated under the Advisers Act shall be construed to include any successor promulgated rule.

19.

Survival.

The provisions of Sections 2(f), 8, 9, 11, 18 and this Section 19 shall survive termination of this Agreement.

20.

Third Party Beneficiaries.

Except for any Indemnified Party, each of the Indemnified Parties being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

21.

Insurance.

Pursuant to Section 19 of the Advisory Agreement, the Company has agreed to acquire and maintain a directors and officers liability insurance policy or similar insurance policy which provides reasonable coverage and shall be obtained from a reputable insurer. If determined to be in the best interests of the Company, the Company may name the Adviser and any Sub-Advisers, each as an additional insured party, provided however that the Company and any named adviser shall pay for their allocated portion of the annual premium. Pursuant to Section 19 of the Advisory Agreement and subject to the conditions set forth therein, the Company has also agreed to make all payments required to maintain such policy in full force and effect, subject to payment by the advisers so named for their allocated portion thereof; and, to provide each with written notice upon receipt of any notice of: (a) any default under such policy; (b) any pending or threatened termination, cancellation or non-renewal of such policy or (c) any coverage limitation or reduction with respect to such policy. The Adviser agrees that it shall take all steps necessary to enforce the Company’s obligations under Section 19 of the Advisory Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

CNL FUND ADVISORS II, LLC a Delaware limited liability company

CNL Center at City Commons 450 South Orange Avenue, Suite 1400 Orlando, Florida 32801-3336 Attention: Chief Financial Officer

By:
Name:
Title:

KKR CREDIT ADVISORS (US) LLC a Delaware limited liability company

555 California Street 50th Floor San Francisco, California 94104 Attention: Chief Operating Officer

By:
Name:
Title:

Acknowledged and Agreed to with respect to Sections 2(f), 4, 8, 9, 10, 11 and 21:

CORPORATE CAPITAL TRUST II

a Delaware statutory trust

CNL Center at City Commons

450 South Orange Avenue, Suite 1400

Orlando, Florida 32801-3336

Attention: Fund General Counsel

By: _________________________________

Name:

Title:

EXHIBIT A

Investment Advisory Agreement